SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 3, 2003

                              DYNEGY HOLDINGS INC.
             (Exact Name of Registrant as Specified in its Charter)

   Delaware                            0-29311                    94-3248415
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
  of Incorporation)                                          Identification No.)

                           1000 Louisiana, Suite 5800
                              Houston, Texas 77002
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (713) 507-6400

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)



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ITEM 5. OTHER EVENTS

     On July 3, 2003, Dynegy Inc., the wholly owning parent company of Dynegy Holdings Inc., announced that it reached a settlement with the Kroger Company related to four power supply contracts. The settlement agreement, which must be approved by the Federal Energy Regulatory Commission, provides that Kroger will pay Dynegy $110 million to terminate two of the four power contracts and to restructure the remaining two contracts through which Dynegy indirectly provides electricity to Kroger subsidiary stores in California. The parties have also agreed to resolve an outstanding FERC dispute related to contract pricing. Dynegy expects to record a pre-tax, non-cash charge of approximately $30 million in its customer risk management segment in the second quarter 2003 in connection with the settlement. The $110 million cash payment is expected during the third quarter and represents an accelerated payment under the terminated and restructured contracts. The Dynegy Inc. press release announcing the Kroger settlement is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

a) Financial Statements of Business Acquired - Not Applicable.

b) Pro Forma Financial Information - Not Applicable.

c) Exhibits:

   99.1     Press Release of Dynegy Inc. dated July 3, 2003.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   DYNEGY HOLDINGS INC.


                                                   BY:   /s/_J._Kevin_Blodgett__
                                                          J. Kevin Blodgett
                                                          Corporate Secretary


Dated: July 7, 2003